Exhibit 99.1

Novo Integrated Sciences Announces New President of Novo Healthnet Limited

Bellevue, Washington—(Business Wire – February 4, 2021) - Novo Integrated Sciences, Inc. (OTCQB:NVOSD) (OTCQB:NVOS) (the “Company”), a U.S.-based provider of multi-dimensional primary healthcare services in Canada; and Novo Healthnet Limited (“NHL”), a wholly owned Canadian subsidiary of the Company, announced today Mr. James Asher has been appointed as President, NHL. Mr. Asher succeeds Dr. Pierre Dalcourt, who remains a member of the Company’s Board of Directors and a Senior Advisor with NHL.

Mr. Asher’s appointment comes at an exciting time for the Company as it works to expand both the service and the product offerings of its patient centric platforms and protocols. Mr. Asher has garnered over 20 years of experience implementing growth strategies and initiatives for consumer centric platforms focused on patient care and wellness in the healthcare sector. With the Company implementing its medical technology applications and rehabilitative sciences growth strategies, Mr. Asher’s expertise in sales, marketing, developing and monetizing programs for combatting metabolic syndrome, and integrating patient-based protocols, products, and services while ensuring positive patient outcomes provides NHL with strong leadership during this critical period of transformation.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “James brings an undeniable track record of developing wellness sales strategies and executing on those initiatives with impressive results. Novo Healthnet Limited is bringing the next evolution of healthcare to life by empowering the patient with consumership at all levels of the healthcare process. James’s innate ability to create the culture necessary to elevate the patient experience from traditional and passive to novel and proactive is an integral component necessary for the Company to be a leader in next generation healthcare.”

Mr. Mattacchione further states, “All of us engaged with the effort to continue the growth of the Company and NHL are grateful to Dr. Dalcourt for his many years of commitment and are equally grateful for his continued work as a Director with the Company and Senior Advisor with NHL.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is a U.S. based corporation which owns Canadian and U.S. subsidiaries that deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science.

Currently, the Company’s revenue is generated solely through its wholly owned Canadian subsidiary, Novo Healthnet Limited (“NHL”), which provides services and products through both clinic and eldercare related operations.

NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of 103 affiliate clinics, and 218 eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Additionally, we continue to expand our patient care philosophy of maintaining an on-going continuous connection with our patient community, beyond the traditional confines of brick-and-mortar facilities, by extending oversight of patient diagnosis, care and monitoring, directly through various Medical Technology Platforms, either in-use or under development.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com
(206) 617-9797